                                                                     EXHIBIT 4.2

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE.



                                                             Warrant to Purchase
                                                               100,000 Shares of
                                                                    Common Stock
                                                             As Herein Described


                      WARRANT TO PURCHASE COMMON STOCK OF

                                 HELISYS, INC.


  This is to certify that, for value received, Walter W. Cruttenden, III, or registered assigns (in each case, the "Holder"), is entitled to purchase, subject to the provisions of this Warrant (the "Warrant"), from Helisys, Inc., a Delaware corporation (the "Company"), having its principal place of business at 24015 Garnier Street, Torrance, California 90505, at any time during the period from the date hereof (the "Commencement Date") to 5:00 p.m., California time, until November __, 2002 (the "Expiration Date"), at which time this Warrant shall expire and become void, One Hundred Thousand (100,000) shares ("Warrant Shares") of the Company's Common Stock (the "Common Stock"). This Warrant shall be exercisable at $1.75 per share (the "Exercise Price"). The number of shares of Common Stock to be received upon exercise of this Warrant and the Exercise Price shall be adjusted from time to time as set forth below. This Warrant also is subject to the following terms and conditions:



  1.  Exercise of Warrant.  This Warrant may be exercised in full at any time
      -------------------
from and after the date hereof and before the Expiration Date, but if such date is a day on which federal or state chartered banking institutions located in the State of California are authorized to close, then on the next succeeding day which shall not be such a day. Exercise shall be by presentation and surrender to the Company at its principal office, or at the office of any transfer agent designated by the Company, of (i) this Warrant, (ii) the attached exercise form properly executed, and (iii) a bank check for the Exercise Price for the number of Warrant Shares specified in the exercise form. If this Warrant is exercised in part only, the Company or its transfer agent shall, upon surrender of the Warrant, execute and deliver a new Warrant evidencing the rights of the Holder to purchase the remaining number of Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant in proper form for exercise, accompanied by payment as aforesaid, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered by the Holder.

  2.  Reservation of Shares.  The Company shall, at all times until the
      ---------------------
expiration of this Warrant, reserve for issuance and delivery upon exercise of this Warrant the number of Warrant Shares which shall be required for issuance and delivery upon exercise of this Warrant. The

Company covenants that the shares of Common Stock issuable on exercise of the Warrant shall be duly and validly issued and fully paid and non-assessable and free of liens, charges and all taxes with respect to the issue thereof, and that at such time as the Warrant Shares may be sold, without registration, pursuant to the provisions of Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"), such shares shall be listed on each national securities exchange and/or NASDAQ, if any, on which the other shares of outstanding Common Stock of the Company are then listed.

  3.  Fractional Interests.  The Company shall not issue any fractional shares
      --------------------
or scrip representing fractional shares upon the exercise or exchange of this Warrant. With respect to any fraction of a share resulting from the exercise or exchange hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current fair market value per share of Common Stock (herein, the "Market Price Per Share"), determined as follows:

      3.1 If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange or is listed on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the current fair market value shall be the last reported sale price of the Common Stock on such exchange or NASDAQ on the last business day prior to the date of exercise of this Warrant, or if no such sale is made on such day, the mean of the closing bid and asked prices for such day on such exchange or NASDAQ;

      3.2 If the Common Stock is not so listed or admitted to unlisted trading privileges or quoted on NASDAQ, the current fair market value shall be the mean of the last bid and asked prices reported on the last business day prior to the date of the exercise of this Warrant (i) by NASDAQ, or (ii) if reports are unavailable under clause (i) above, by the National Quotation Bureau Incorporated; or


      3.3 If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current fair market value shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by the Company's Board of Directors in good faith.


  4.  No Rights as Stockholders.  This Warrant shall not entitle the Holder to
      -------------------------
any rights as a stockholder of the Company, either at law or in equity. The rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.


  5.  Adjustments.
      -----------

      5.1  Subdivision or Combination of Shares. If the Company is recapitalized
           ------------------------------------
through the subdivision or combination of its outstanding shares of Common Stock into a larger or smaller number of shares, the number of Warrant Shares shall be increased or reduced, as of the record date for such recapitalization, in the same proportion as the increase or decrease in the outstanding shares of Common Stock, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all of the Warrant Shares issuable hereunder immediately after the record date for such recapitalization shall equal the aggregate amount so payable immediately before such record date.

      5.2 Dividends in Common Stock or Securities Convertible into Common Stock.
          ----------------------------------------------------------------------
If the Company declares a dividend or distribution on Common Stock payable in Common Stock or securities convertible into Common Stock, the number of shares of Common Stock for which this Warrant may be exercised shall be increased, as of the record date for determining which holders of Common Stock shall be entitled to receive such dividend, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend or distribution, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all the Warrant Shares issuable hereunder immediately after the record date for such dividend or distribution shall equal the aggregate amount so payable immediately before such record date.

      5.3  Distributions of Other Securities or Property.
           ---------------------------------------------

           (a) Other Securities. If the Company distributes to holders of its
               ----------------
Common Stock, other than as part of its dissolution or liquidation or the winding up of its affairs, any of its securities (other than Common Stock or securities convertible into Common Stock) or any evidence of indebtedness, then in each case, the number of Warrant Shares thereafter purchasable upon exercise of this Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable by a fraction, of which the numerator shall be the then Market Price Per Share of Common Stock (as determined pursuant to Section 3) on the record date mentioned below in this Section 5.3(a), and of which the denominator shall be the then Market Price Per Share of Common Stock on such record date, less the then fair value (as determined by the Board of Directors of the Company in good faith) of the portion of the shares of the Company's capital stock or evidences of indebtedness distributable with respect to each share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective retroactively as of the record date for the determination of stockholders entitled to receive such distribution.

           (b) Property. If the Company distributes to the holders of its Common
               --------
Stock, other than as a part of its dissolution or liquidation or the winding up of its affairs, any of its assets (including cash), the Exercise Price per Warrant Share shall be reduced, without any further action by the parties hereto, by the Per Share Value (as hereinafter defined) of the dividend or distribution. For the purposes of this Section 5.3(b), the "Per Share Value" of any dividend or distribution other than cash shall be equal to the fair market value of such non-cash distribution on each share of Common Stock as determined in good faith by the Board of Directors of the Company; for dividends or distributions of cash, the Per Share Value thereof shall be the cash distributed per share of Common Stock.

      5.4  Rights Offering.  If the Company offers rights or warrants to persons
           ---------------
which entitle them to subscribe to or purchase Common Stock or securities convertible into Common Stock then:



           (a) If the price per share (together with the value of the consideration, if any, paid for such rights or warrants) is lower on the record date referred to below than the then Market Price Per Share of Common Stock, the number of Warrant Shares thereafter purchasable upon the exercise of the Warrant shall be determined by multiplying the number of Warrant Shares immediately theretofore purchasable upon exercise of the Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the then Market Price Per Share of Common Stock. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective retroactively as of the record date for the determination of stockholders entitled to receive such rights or warrants.

           (b) If, however, the price per share (together with the value of the consideration, if any, paid for such rights or warrants) is not lower on such record date than the then Market Price Per Share of Common Stock, the Company shall give written notice of any such proposed offering to the Holder at least fifteen days prior to the proposed record date in order to permit the Holder to exercise this Warrant on or before such record date. There shall be no adjustment in the number of shares of Common Stock for which this Warrant may be exercised, or in the Exercise Price, by virtue of any such distribution pursuant to this Section 5.4(b).

      5.5  Merger, Sale of Assets.  If at any time while this Warrant, or any
           ----------------------
portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer (except in the event that the Holder has exercised the "Put" pursuant to the provisions of
Section 7 below), lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 5. The foregoing provisions of this Section 5.5 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

      5.6  Reclassification. If the Company, at any time while this Warrant, or
           ----------------
any portion thereof, remains outstanding and unexpired, shall change any of the securities as to which purchase rights under this Warrant exist, by reclassification of securities or otherwise, into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this
Section 5.

      5.7  Liquidation, etc.  If the Company shall, at any time before the
           ----------------
expiration of this Warrant, dissolve, liquidate or wind up its affairs, or otherwise declare a dividend, or make a distribution to the holders of its Common Stock generally, whether in cash, property or assets of any kind, including any dividend payable in stock or securities of any other issuer owned by the Company (excluding regularly payable cash dividends declared from time to time by the Company's Board of Directors or any dividend or distribution referred to in Section 5.2 or Section 5.3), the Exercise Price shall be reduced, without any further action by the parties hereto, by the

Per Share Value (as hereinafter defined) of the dividend. For purposes of this
Section 5.7, the "Per Share Value" of a cash dividend or other distribution shall be the dollar amount of the distribution on each share of Common Stock and the "Per Share Value" of any dividend or distribution other than cash shall be equal to the fair market value of such non-cash distribution on each share of Common Stock as determined in good faith by the Board of Directors of the Company.

      5.8  Adjustment for Change in Market Price per Share. The Exercise Price
           -----------------------------------------------
shall be adjusted in the event that, at any time during the period from the date of this Warrant until the Warrant is exercised or repurchased pursuant to the provisions of Section 6 below, the average of the mean of the closing bid and asked prices of the Company's Common Stock, over a consecutive seven (7) day period, falls below $1.75 per share, in which case the Exercise Price shall be reduced to equal the lowest average of the mean of the closing bid and asked prices of the Company's Common Stock, over a consecutive seven (7) day period, at any time during the period from the date of this Warrant until the Warrant is exercised or repurchased pursuant to the provisions of Section 6 below.

      5.9  Adjustment of Exercise Price.  Whenever the number of Warrant Shares
           ----------------------------
purchasable upon the exercise of the Warrant is adjusted, the Exercise Price with respect to the Warrant Shares shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter.

      5.10 Notice of Adjustment. Whenever the number of Warrant Shares
           --------------------
purchasable upon the exercise of the Warrant or the Exercise Price of the Warrant Shares is adjusted as provided herein, the Company shall mail to the Holder a notice of such adjustment or adjustments, prepared and signed by the Chief Financial Officer or Secretary of the Company, which sets forth the number of Warrant Shares purchasable upon the exercise of the Warrant and the Exercise Price of such Warrant Shares after such adjustment, a brief statement of the facts requiring such adjustment, and the computation by which such adjustment was made.

  6.  Put Agreement.
      -------------

      6.1 The Company hereby irrevocably grants and issues to Holder the right and option to sell to the Company (the "Put") this Warrant during the Put Exercise Period (as defined below), at a purchase price equal to $1.50 per each unissued Warrant Share hereunder (the "Purchase Price").

      6.2 The "Put Exercise Period" shall mean the five (5) day period immediately following the earlier of (i) such time as the Company no longer has a class of securities registered pursuant to either Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934 and (ii) consummation of (A) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (B) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person.

      6.3 The Company shall pay to the Holder, in cash or cashier's check, the Purchase Price in exchange for the delivery to the Company of this Warrant by the Holder within thirty (30) days of the receipt of written notice, addressed as set forth in Section 10 hereto, from the Holder of its intention to exercise the Put, provided that such notice is delivered to the Company within the Put Exercise Period. Notwithstanding the foregoing, in the event that the Company is prohibited from paying the Purchase Price as provided above, by virtue of the provisions of Chapter 5 of the California Corporations Code or otherwise, the Company shall be entitled to pay the Purchase Price by delivery of a promissory note to the Holder, which promissory note shall state that the Company shall only be obligated to make payments thereunder at such time and to the extent that it is able to do so under applicable law.

  7.  Notices to Holder.  So long as this Warrant shall be outstanding (a) if
      -----------------
the Company shall pay any dividends or make any distribution upon the Common Stock otherwise than in cash or (b) if the Company shall offer generally to the holders of Common Stock the right to subscribe to or purchase any shares of any class of Common Stock or securities convertible into Common Stock or any similar rights or (c) if there shall be any capital reorganization of the Company in which the Company is not the surviving entity, recapitalization of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or other transfer of all or substantially all of the property and assets of the Company, or voluntary or involuntary dissolution, liquidation or winding up of the Company, then in such event, the Company shall cause to be mailed to the Holder, at least twenty days prior to the relevant date described below (or such shorter period as is reasonably possible if twenty days is not reasonably possible), a notice containing a description of the proposed action and stating the date or expected date on which a record of the Company's stockholders is to be taken for the purpose of any such dividend, distribution of rights, or such reclassification, reorganization, consolidation, merger, conveyance, lease or transfer, dissolution, liquidation or winding up is to take place, the effect of the action, to the extent such effect may be known on the date of such notice, on the Exercise Price and the kind and amount of shares of stock or other securities or property deliverable on the exercise of the Warrant, and the date or expected date, if any is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such event. All such notices shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, and (ii) in the case of mailing, on the third business day following the date of such mailing.

  8.  Transfer or Loss of Warrant.
      ---------------------------

      8.1  Transfer.  This Warrant may be transferred, exercised, exchanged or
           --------
assigned ("transferred"), in whole or in part, subject to the provisions of this
Section 8.1. The Holder shall have the right to transfer all or a part of this Warrant and all or part of the Warrant Shares. The Company shall register on its books any transfer of the Warrant, upon surrender of same to the Company with a written instrument of transfer duly executed by the registered Holder or by a duly authorized attorney. Upon any such registration of a transfer, new Warrant(s) shall be issued to the transferee(s) and the surrendered Warrant shall be cancelled by the Company. A Warrant may also be exchanged, at the option of the Holder, for one or more new Warrants representing the aggregate number of Warrant Shares evidenced by the Warrant surrendered. This Warrant and the Warrant Shares or any other securities ("Other Securities") received upon exercise of this Warrant or the conversion of the Warrant Shares shall be subject to restrictions on transferability unless registered under the Securities Act, or unless an exemption from registration is available. Until this Warrant and the Warrant Shares are so registered, this Warrant and any certificate for Warrant Shares issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, stating that this Warrant or the Warrant Shares may not be sold, transferred or otherwise disposed of unless, in the opinion of counsel satisfactory to the Company, which may be counsel to the Company, that the Warrant or the Warrant Shares may be transferred without such registration. This Warrant and the Warrant Shares may also be subject to restrictions on transferability under applicable state securities or blue sky laws. Until the Warrant and the Warrant Shares are registered under the Securities Act, the Holder shall reimburse the Company for its expenses, including attorneys' fees, incurred in connection with any transfer or assignment, in whole or in part, of this Warrant or any Warrant Shares.

      8.2  Compliance with Laws.  Until this Warrant or the Warrant Shares are
           --------------------
registered under the Securities Act, the Company may require, as a condition of transfer of this Warrant or the Warrant Shares that the transferee (who may be the Holder in the case of an exchange) represent that the securities being transferred are being acquired for investment purposes and for the transferee's own account and not with a view to or for sale in connection with any distribution of the security. The Company may also require that the transferee provide written information adequate to establish that the transferee is an "accredited investor" within the meaning of Regulation D issued under the Securities Act, or otherwise meets all qualifications necessary to comply with exemptions to the Securities Act, all as determined by counsel to the Company.

      8.3  Loss of Warrant.  Upon receipt by the Company of evidence reasonably
           ---------------
satisfactory to it of loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of reasonable satisfactory indemnification, or, in the case of mutilation, upon surrender of this Warrant, the Company will execute and deliver, or instruct its transfer agent to execute and deliver, a new Warrant of like tenor and date, any such lost, stolen or destroyed Warrant thereupon shall become void.

  9.   No Impairment.  The Company will not, by amendment of its Certificate of
       -------------
Incorporation or otherwise, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times, in good faith, take all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

  10.  Notices.  Notices and other communications to be given to the Holder
       -------
shall be deemed sufficiently given if delivered by hand, or three (3) business days after mailing if mailed by registered or certified mail, postage prepaid, addressed in the name and at the address of such Holder appearing on the records of the Company. Notices or other communications to the Company shall be deemed to have been sufficiently given if delivered by hand or three (3) business days after mailing if mailed by registered or certified mail, postage prepaid, to the Company at:

                  Helisys, Inc.
                  24015 Garnier Street
                  Torrance, California  90505

Either party may change the address to which notices shall be given by notice pursuant to this Section 10.

  11.  Governing Law.  This Warrant shall be governed by and construed in
       -------------
accordance with the laws of the State of Delaware.

  IN WITNESS WHEREOF, the Company has executed this Warrant as of November 18, 1997.



                              HELISYS, INC.,

                              a Delaware corporation


                              By:  /s/    MICHAEL FEYGIN
                                   -------------------------------------
                                          Michael Feygin

                                   Its:  President and Chief Executive Officer

                                    Annex A
                                    -------



                              [FORM OF EXERCISE]


                   (To be executed upon exercise of Warrant)



     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase __________ shares of Common Stock and herewith tenders payment for such shares of Common Stock in the amount of $ ____________ by bank check made payable to "Helisys, Inc." The undersigned requests that a certificate for such shares of Common Stock be registered in the name of _________________________, whose address is ___________________________.
If such number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the shares of Common Stock be registered in the name of __________________________, whose address is _________
________________________________, and that such Warrant Certificate be delivered to _____________________, whose address is ____________________________________.

Dated:



                              Signature:________________________________________
                              (Signature must conform in all respects to name of Holder as specified on the face of the Warrant Certificate.)



__________________________
(Insert Social Security or
Taxpayer Identification
Number of Holder.)